UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2017

JELD-WEN HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 S. Church Street, Suite 400 Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 3 to Revolving Credit Agreement

On December 14, 2017, JELD-WEN Holding, Inc. (the “Company”), JELD-WEN, Inc. (“JWI”), a wholly-owned subsidiary of the Company, JELD-WEN of Canada, Ltd. (“JW Canada”) and Karona, Inc. (“Karona”), each a wholly-owned subsidiary of JWI, and certain other wholly-owned subsidiaries of JWI (the “ABL Subsidiary Guarantors” and together with the Company, the “ABL Guarantors”), entered into Amendment No. 3 (“Amendment No. 3”) to the Revolving Credit Agreement, dated as of October 15, 2014 (as previously amended by Amendment No. 1, dated as of July 1, 2015 and Amendment No. 2, dated as November 1, 2016, the “Existing ABL Credit Agreement” and, as amended by Amendment No. 3, the “ABL Credit Agreement”), among JWI, JW Canada, Karona, the ABL Guarantors, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the other lenders and financial institutions from time to time party thereto, to, among things, extend the maturity date, reduce the interest rate applicable to the loans thereunder and provide for additional covenant flexibility and additional flexibility under the incremental facility, and to conform to certain terms and provisions of the Term Loan Credit Agreement (as defined below).

Under Amendment No. 3, the maturity date of the ABL Credit Agreement was extended to December 14, 2022. Borrowings under the ABL Credit Agreement bear, at the borrower’s option, interest at (x) a base rate plus a margin that fluctuates from 0.25% to 0.75% depending on availability under the ABL Credit Agreement or (y) LIBOR plus a margin that fluctuates from 1.25% to 1.75% depending on availability under the ABL Credit Agreement.

Amendment No. 3 also modifies certain other terms and provisions of the Existing ABL Facility, including to make certain adjustments to the borrowing base, provide for the ability to obtain additional revolving credit commitments in an aggregate principal amount of the greater of $100.0 million and the greatest amount by which the borrowing base has exceeded the maximum commitment amount at fiscal month end for any of the prior twelve fiscal months, and to provide for additional covenant flexibility thereunder. In addition, pursuant to Amendment No. 3, the maximum amount that may be allocated to U.S. borrowers was increased to $265.0 million and the maximum amount that may be allocated to Canadian borrowers was reduced to $35.0 million.

The foregoing description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 3. A copy of Amendment No. 3 is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Amendment No. 4 to Term Loan Credit Agreement

On December 14, 2017, JWI, and certain wholly-owned subsidiaries of JWI (the “Term Subsidiary Guarantors” and, together with the Company, the “Term Guarantors”), entered into Amendment No. 4 (“Amendment No. 4” and together with Amendment No. 3, the “Amendments”) to the Term Loan Credit Agreement, dated as of October 15, 2014 (as previously amended by Amendment No. 1, dated as of July 1, 2015, Amendment No. 2, dated as November 1, 2016, and Amendment No. 3, dated as of March 7, 2017, the “Existing Term Loan Credit Agreement” and, as amended by Amendment No. 4, the “Term Loan Credit Agreement”), among JWI, the Term Guarantors, Bank of America, N.A., as administrative agent and collateral agent, and the other lenders and financial institutions from time to time party thereto, to, among other things, extend the maturity date, reduce the interest rate of the term loans thereunder and provide for additional covenant flexibility and additional capacity under the incremental facility, and to conform to certain terms and provisions of the Notes (as defined below).

Prior to Amendment No. 4, approximately $1,227.4 million of term loans were outstanding under the Existing Term Loan Credit Agreement. Concurrently with the execution of Amendment No. 4, JWI voluntarily prepaid approximately $787.4 million of term loans with the net proceeds from the Notes Offering (as defined below). Pursuant to Amendment No. 4, certain new lenders advanced $440 million of new term loans (the “New Term Loans”), the proceeds of which were used to prepay in full all of the remaining existing term loans after giving effect to the voluntary prepayment.

Under Amendment No. 4, the maturity date of the New Term Loans was extended to December 14, 2024. Further, the rate at which New Term Loans bear interest is equal to (i) the highest of (x) the LIBOR rate and (y) 0.00%, plus a margin of 1.75% to 2.00% based on JWI’s corporate credit rating, or (ii) the alternate base rate, which is the higher of (w) the prime rate established by the administrative agent from time to time, (x) 0.50% in excess of the overnight federal funds rate, (y) 1.00% in excess of the one-month LIBOR rate and (z) 2.00%, plus a margin of 0.75% to 1.00% based on JWI’s corporate credit rating. In addition, Amendment No. 4 also modifies certain other terms and provisions of the Existing Term Loan Credit Agreement, including to provide for additional covenant flexibility. Pursuant to Amendment No. 4, JWI has the ability to obtain incremental term loans up to the sum of (i) an unlimited amount subject to compliance with a maximum total net first lien leverage ratio test of 4.35:1.00 plus (ii) voluntary prepayments of term loans plus (iii) a fixed amount of the greater of $450.0 million and 100% of consolidated EBITDA for the most recently ended period of four fiscal quarters, in each case subject to certain conditions.

Voluntary prepayments of the New Term Loans are permitted at any time, in certain minimum principal amounts, without premium or penalty, subject to a 1.00% premium payable in connection with certain repricing transactions within the first six months after the date of Amendment No. 4.

The foregoing description of Amendment No. 4 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 4. A copy of Amendment No. 4 is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Indenture

On December 14, 2017, JWI issued $400 million of its 4.625% senior notes due 2025 (the “2025 Notes”) and $400 million of its 4.875% senior notes due 2027 (the “2027 Notes,” and together with the 2025 Notes, the “Notes”, and the offering of the Notes, the “Notes Offering”). The Notes were issued pursuant to an indenture, dated December 14, 2017, among JWI, the guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Indenture”). The Notes pay interest semi-annually in arrears. The Notes were offered in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds from the offering were used to partially repay outstanding indebtedness, pay estimated fees and expenses associated with the Notes Offering and the Amendments and for general corporate purposes.

Optional Redemption Provisions

At any time prior to December 15, 2020, upon not less than 30 nor more than 60 days’ notice, the 2025 Notes will be redeemable at JWI’s option, in whole or in part, at a price equal to 100% of the principal amount of the 2025 Notes redeemed, plus a make-whole premium, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. Thereafter, upon not less than 30 nor more than 60 days’ notice, JWI may redeem the 2025 Notes, at its option, in whole or in part, subject to the payment of a redemption price plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. The redemption price includes a call premium that varies from 2.313% to 0% depending on the year of redemption.

In addition, at any time prior to December 15, 2020, JWI may, within specified time periods, redeem up to 40% of the aggregate principal amount of the 2025 Notes at a redemption price equal to 104.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date, with the net cash proceeds of sales of one or more equity offerings by JWI or any direct or indirect parent of JWI, so long as at least 50% of the sum of the aggregate principal amount of the initial 2025 Notes and any additional 2025 Notes issued under the Indenture (the “Additional 2025 Notes”) (other than initial 2025 Notes or Additional 2025 Notes held by JWI or any of its Affiliates) remains outstanding immediately after the occurrence of each such redemption.

At any time prior to December 15, 2022, upon not less than 30 nor more than 60 days’ notice, the 2027 Notes will be redeemable at JWI’s option, in whole or in part, at a price equal to 100% of the principal amount of the 2027 Notes redeemed, plus a make-whole premium, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. Thereafter, upon not less than 30 nor more than 60 days’ notice, JWI may redeem the 2027 Notes, at its option, in whole or in part, subject to the payment of a redemption price plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. The redemption price includes a call premium that varies from 2.438% to 0% depending on the year of redemption.

In addition, at any time prior to December 15, 2022, upon not less than 30 nor more than 60 days’ notice, JWI may, within specified time periods, redeem up to 40% of the aggregate principal amount of the 2027 Notes at a redemption price equal to 104.875% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date, with the net cash proceeds of sales of one or more equity offerings by JWI or any direct or indirect parent of JWI, so long as at least 50% of the sum of the aggregate principal amount of the initial 2027 Notes and any additional 2027 Notes issued under the Indenture (the “Additional 2027 Notes”) (other than initial 2027 Notes or Additional 2027 Notes held by JWI or any of its Affiliates) remains outstanding immediately after the occurrence of each such redemption.

Change of Control Repurchase Right

JWI or a third party has the right to redeem the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of redemption following the consummation of a change of control, as defined in the Indenture, if at least 90% of the Notes outstanding prior to such date of purchase are purchased pursuant to such change of control offer. The holders of the Notes will also have the right to require JWI to repurchase their Notes upon the occurrence of a change in control, at an offer price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to (but not including) the date of repurchase.

Redemption of Notes for Tax Reasons

If JWI or the guarantors would be required to pay additional amounts on the Notes on account of taxes that are levied as a result of JWI or its successor company reorganizing under the laws of a member state of the European Union, JWI or its successor may redeem the Notes upon not less than 30 nor more than 60 days’ notice in whole, but not in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date and all additional amounts payable on account of such taxes, if any, then due or which will become due on the applicable redemption date as a result of the redemption.

Guarantees

The Notes are jointly and severally guaranteed on a senior unsecured basis by each of JWI’s domestic subsidiaries that guarantees the term loan facility under the Term Loan Credit Agreement and will be guaranteed on a senior unsecured basis by JWI’s future direct or indirect domestic subsidiaries that guarantee indebtedness under JWI’s credit facilities or capital markets debt, subject to certain exceptions. The Notes are not guaranteed by the Company. In addition, to the extent lenders under the indebtedness giving rise to a guarantee of the Notes release the relevant guarantor from its obligations, such guarantor will also be released from its obligations under the Notes.

Ranking

The Notes are JWI’s senior unsecured obligations. The Notes rank equally in right of payment with all of JWI’s and the guarantors’ existing and future senior indebtedness and rank contractually senior to future indebtedness of JWI and the guarantors that by its terms is subordinated in right of payment to the Notes. The Notes and the guarantees are effectively subordinated to JWI’s and the guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes and the guarantees are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities (including trade payables) of JWI’s subsidiaries that do not guarantee the Notes.

Restrictive Covenants

The Indenture contains covenants that limit JWI’s (and its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain disqualified or preferred stock; (ii) create liens on assets; (iii) transfer or sell assets; (iv) create restrictions on payment of dividends or other amounts by JWI’s restricted subsidiaries to JWI or its restricted subsidiaries; (v) engage in mergers or consolidations; (vi) engage in certain transactions with affiliates; and (vii) designate JWI’s subsidiaries as unrestricted subsidiaries. In addition, under certain circumstances the Indenture will also limit JWI’s (and its subsidiaries’) ability to pay dividends, redeem stock and make other distributions, restricted payments or investments.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture. A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure set forth above under Item 1.01 with respect to the Amendments and the Indenture is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On December 14, 2017, the Company issued a press release announcing the consummation of the Notes Offering and entry into the Amendments. The information furnished in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

4.1	Indenture, dated as of December 14, 2017, among JELD-WEN, Inc., the guarantors party thereto and Wilmington Trust, National Association, as Trustee (including form of Note).

10.1	Amendment No. 3, dated as of December 14, 2017, among JELD-WEN, Inc., JELD-WEN Holding, Inc., JELD-WEN of Canada, Ltd., the other borrowers party thereto, the subsidiary guarantors party thereto, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, issuing bank and swingline lender and the other parties thereto.

10.2	Amendment No. 4, dated as of December 14, 2017, by and among JELD-WEN, Inc., JELD-WEN Holding, Inc., the subsidiary guarantors party thereto, the lenders party thereto, Bank of America, N.A., as administrative agent and the other parties thereto.

99.1	Press release issued by JELD-WEN Holding, Inc., dated December 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2017		JELD-WEN HOLDING, INC.

	By:	/s/ Laura W. Doerre
Laura W. Doerre
Executive Vice President, General Counsel and Chief Compliance Officer